P06000156390
FILED
December 22, 2006
Sec. Of State
clewis
Electronic Articles of Incorporation
For

CORPORATE EQUITY INVESTMENTS, INC.

The undersigned incorporates, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I
The name of the corporation is:
CORPORATE EQUITY INVESTMENTS, INC.

Article II
The principal place of business address:

5775 BLUE LAGOON DRIVE
100
MIAMI, FL. US 33126

The mailing address of the corporation is:

5775 BLUE LAGOON DRIVE
100
MIAMI, FL. US 33126

Article III
The purpose for which this corporation is organized is: ANY AND ALL LAWFUL BUSINESS.

Article IV
The number of shares the corporation is authorized to issue is: 100000000

Article V
The name and Florida street address of the registered agent is:

RUSSELL C. WEIGEL, III, P.A. 5775 BLUE LAGOON DRIVE 100
MIAMI, FL.   33126

P06000156390
FILED
December 22, 2006
Sec. Of State
clewis

I certify that I am familiar with and accept the responsibilities ofregistered agent.

Registered Agent Signature:   RUSSELL C. WEIGEL, III

Article VI
The name and address of the incorporator is:

LUZ M. WEIGEL
5775 BLUE LAGOON DRIVE
100
MIAMI, FL 33126

Incorporator Signature:   LUZ M. WEIGEL

Article VII
The initial officer(s) and/or directors) of the corporation is/are:

Title:   P
LUZ M WEIGEL
5775 BLUE LAGOON DRIVE, SUITE 100
MIAMI, FL.   33126 US